CCFNB Bancorp, Inc. 8-K

Exhibit 99.1

Press Release – For Immediate Release
October 24, 2023
CCFNB Bancorp, Inc. Reports Third Quarter 2023 Earnings

Bloomsburg, PA – CCFNB Bancorp, Inc. (“Corporation”) (OTC Pink: CCFN), parent company of First Columbia Bank & Trust Co. (“Bank”), has released its unaudited financial statements for the third quarter of 2023.

Net income, as reported under U.S. Generally Accepted Accounting Principles, for the quarter-ended September 30, 2023, was $1,171,000 compared to $2,521,000 for the same period in 2022. Net income, as reported under U.S. Generally Accepted Accounting Principles, for the nine months-ended September 30, 2023 was $4,573,000 compared to $6,919,000 for the same period in 2022. Net income for the nine months-ended September 30, 2023 was impacted by merger related expenses amounting to approximately $1,206,000. Earnings per share, basic and diluted, for the quarters-ended September 30, 2023 and 2022 were $0.56 and $1.21, respectively. Earnings per share, basic and diluted, for the nine months-ended September 30, 2023 and 2022 were $2.20 and $3.33, respectively. The return on average assets and return on average equity were 0.63% and 6.78% for the quarter-ended September 30, 2023 as compared to 0.97% and 9.82% for the same period of 2022.

The net interest margin, tax effected, on interest earning assets and liabilities was 2.29% and 2.56% at September 30, 2023 and 2022, respectively.

Total consolidated assets amounted to $957.6 million at September 30, 2023 as compared to $944.0 at December 31, 2022. For the nine months-ended September 30, 2023, net loans, not held for sale, increased by $29.7 million while investment securities decreased $19.0 million and cash and cash equivalents increased $4.4 million to $17.4 million. Over the same time period, loans held for sale decreased $4.0 million. Total deposits decreased $41.8 million while short term borrowings increased $27.3 million and long term borrowings increased $25.0 million since the end of 2022.

The Corporation invests in various forms of agency debt including mortgage-backed securities and callable agency debt. The fair value of these securities is influenced by market interest rates, prepayment speeds on mortgage securities, bid to offer spreads in the market place and credit premiums for various types of agency debt. These factors change continuously and therefore the fair market value of these securities may be higher or lower than the Corporation’s carrying value at any measurement date. The temporary impact on Investments will also affect Stockholders’ Equity as these fluctuations are recorded through Accumulated Other Comprehensive Income (Loss). For the nine months ended September 30, 2023, the temporary impact of these unrealized losses on the Stockholders’ Equity amounted to a reduction of $27.4 million. The Corporation does not consider its debt securities to be credit impaired since it has both the intent and ability to hold the securities until a recovery of fair value, which may be maturity.

When compared to December 31, 2022, stockholders’ equity, excluding accumulated other comprehensive loss, increased $2.5 million to $115.8 million as of September 30, 2023. Total stockholders’ equity equated to a book value per share of $42.50 at September 30, 2023 as compared with $41.34 as of December 31, 2022. For the nine months-ended September 30, 2023 cash dividends of $1.28 per share were paid to stockholders as compared to $1.25 for the same 2022 period. CCFNB Bancorp, Inc. remains well capitalized, with an equity to assets ratio of 9.20% as of September 30, 2023 and 9.10% at December 31, 2022.

About CCFNB Bancorp, Inc.

CCFNB Bancorp, Inc. is a registered financial holding company, headquartered in Bloomsburg, Pennsylvania. CCFNB Bancorp, Inc. has one subsidiary bank, First Columbia Bank & Trust Co. First Columbia Bank & Trust Co. is a full-service community bank, serving a market area in Columbia, Montour, Luzerne, Lycoming, and Northumberland counties. The Bank engages in a full line of personal, business and municipal financial services and alternative investment products, including corporate and personal fiduciary services. The Bank has 12 offices located throughout the communities of Bloomsburg, Berwick, Danville, Benton, Millville, Elysburg and Catawissa. The Bank has 177 employees. As of September 30, 2023, CCFNB Bancorp, Inc. had $957.6 million in total assets.

On October 3, 2023, shareholders of the Corporation and Muncy Bank Financial, Inc. (“Muncy”), each approved the merger of Muncy with and into the Corporation, with the Corporation as the surviving corporation, pursuant to the Agreement and Plan of Merger dated as of April 17, 2023, as amended June 21, 2023. In connection with the merger, Muncy’s wholly-owned banking subsidiary, The Muncy Bank and Trust Company, will merge with and into the Corporation’s wholly-owned bank subsidiary, First Columbia Bank & Trust Co. In connection with the mergers, the Corporation will change its name to Muncy Columbia Financial Corporation and First Columbia Bank & Trust Co. will change its name to Journey Bank. The mergers are expected to close on November 11, 2023, subject to certain customary closing conditions.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties associated with newly developed or acquired operations; risks related to the proposed merger with Muncy Bank Financial, Inc.; changes in general economic trends, including inflation and changes in interest rates; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; adverse developments in borrower industries and, in particular, declines in real estate values; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and the effects of the COVID-19 pandemic and actions taken by governments, businesses and individuals in response. We do not undertake, and specifically disclaim, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

CCFNB Bancorp, Inc.

Consolidated Balance Sheets

(In Thousands, except share data)	(Unaudited) September 30, 2023	December 31, 2022

ASSETS
Cash and due from banks	$8,209	$9,750
Interest-bearing deposits in other banks	9,232	3,333
Federal funds sold	—	1
Total cash and cash equivalents	17,441	13,084
Investment debt securities, available-for-sale, at fair value	321,572	341,051
Investment equity securities, at fair value	812	1,077
Restricted securities	3,968	3,223
Loans held for sale	607	4,568
Loans, net of unearned income	556,255	527,729
Less: Allowance for credit losses	6,094	7,279
Loans, net	550,161	520,450
Premises and equipment:
Operating lease right-of-use	277	298
Other premises and equipment, net	12,467	12,514
Accrued interest receivable	2,664	2,222
Cash surrender value of bank-owned life insurance	22,239	21,859
Investment in limited partnerships	5,951	3,745
Goodwill	7,937	7,937
Other assets	11,484	11,986
TOTAL ASSETS	$957,580	$944,014

LIABILITIES
Interest-bearing deposits	$474,687	$500,480
Noninterest-bearing deposits	165,888	181,845
Total deposits	640,575	682,325

Short-term borrowings	199,083	171,741
Long-term borrowings	25,021	24
Accrued interest payable	518	187
Operating lease liability	277	298
Other liabilities	3,680	3,497
TOTAL LIABILITIES	869,154	858,072

STOCKHOLDERS’ EQUITY
Common stock, par value $1.25 per share; authorized 15,000,000 shares, issued and outstanding 2,345,423 and 2,080,723 shares in 2023, respectively; and 2,343,835 and 2,079,135 shares in 2022, respectively	2,932	2,930
Surplus	30,092	30,030
Retained earnings	92,594	90,156
Accumulated other comprehensive loss	(27,402)	(27,384)
Treasury stock, at cost; 264,700 shares in 2023 and 2022	(9,790)	(9,790)
TOTAL STOCKHOLDERS’ EQUITY	88,426	85,942
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$957,580	$944,014

CCFNB Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
(In Thousands, Except Share and Per Share Data)	September 30,		September 30,
	2023	2022	2023	2022
INTEREST AND DIVIDEND INCOME
Interest and fees on loans:
Taxable	$6,629	$5,418	$18,861	$15,033
Tax-exempt	243	157	674	460
Interest and dividends on investment securities:
Taxable	1,211	1,244	3,641	3,087
Tax-exempt	135	26	398	93
Dividend and other interest income	86	51	222	144
Federal funds sold	—	9	1	15
Deposits in other banks	84	174	169	262
TOTAL INTEREST AND DIVIDEND INCOME	8,388	7,079	23,966	19,094

INTEREST EXPENSE
Deposits	892	453	2,299	1,289
Short-term borrowings	2,337	673	6,248	930
Long-term borrowings	268	—	414	1
TOTAL INTEREST EXPENSE	3,497	1,126	8,961	2,220

NET INTEREST INCOME	4,891	5,953	15,005	16,874

CREDIT LOSS EXPENSE
(Credit) Provision for credit losses - loans	(172)	(1,200)	(594)	(1,360)
(Credit) Provision for credit losses - off-balance sheet commitments	4	—	1	—
TOTAL CREDIT LOSS EXPENSE	(168)	(1,200)	(593)	(1,360)

NET INTEREST INCOME AFTER (CREDIT) PROVISION FOR CREDIT LOSS EXPENSE	5,059	7,153	15,598	18,234

NON-INTEREST INCOME
Service charges and fees	477	572	1,516	1,576
Gain on sale of loans	68	75	193	431
Earnings on bank-owned life insurance	113	109	335	320
Brokerage	146	125	425	448
Trust	195	219	613	605
Loss on equity securities	(118)	(17)	(265)	(60)
Investment security losses, net	—	(1,236)	—	(1,236)
Interchange fees	428	428	1,294	1,285
Other	213	223	743	694
TOTAL NON-INTEREST INCOME	1,522	498	4,854	4,063

NON-INTEREST EXPENSE
Salaries	1,788	1,851	5,420	5,622
Employee benefits	487	753	1,887	2,257
Occupancy	326	336	969	1,007
Furniture and equipment	536	418	1,546	1,271
State shares tax	(58)	177	234	521
Professional fees	363	274	985	914
Director’s fees	72	71	227	238
FDIC assessments	110	64	327	195
Telecommunications	83	79	243	274
Automated teller machine and interchange	111	101	221	206
Merger related expenses	757	—	1,206	—
Other	698	544	1,682	1,525
TOTAL NON-INTEREST EXPENSE	5,273	4,668	14,947	14,030

INCOME BEFORE INCOME TAX PROVISION	1,308	2,983	5,505	8,267
INCOME TAX PROVISION	137	462	932	1,348
NET INCOME	$1,171	$2,521	$4,573	$6,919

EARNINGS PER SHARE, BASIC AND DILUTED	$0.56	$1.21	$2.20	$3.33
CASH DIVIDENDS PER SHARE	$0.43	$0.42	$1.28	$1.25
WEIGHTED AVERAGE SHARES OUTSTANDING	2,080,109	2,078,204	2,079,635	2,078,054

	Quarter Ended (unaudited)

(Dollars in Thousands, Except Per Share Data)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022

Operating Highlights

Net income	$1,171	$1,462	$1,940	$2,595	$2,521
Net interest income	4,891	4,913	5,201	5,453	5,953
(Credit) Provision for credit losses	(168)	(16)	(409)	(450)	(1,200)
Non-interest income	1,522	1,706	1,626	2,008	498
Non-interest expense	5,273	4,857	4,817	5,038	4,668

Financial Condition Data:

Total assets	$957,580	$960,080	$955,030	$944,014	$952,822
Loans, net and loans held for sale	556,862	544,593	535,843	525,018	506,760
Intangibles	7,937	7,937	7,937	7,937	7,937
Total deposits
Noninterest-bearing	$165,888	$175,521	$178,438	$181,845	$182,469
Savings	155,750	157,833	166,231	171,462	174,173
NOW	146,944	152,358	151,191	152,656	156,961
Money Market	41,521	44,341	51,846	51,850	51,894
Time Deposits	130,472	128,430	127,670	124,512	129,900
Total interest-bearing deposits	474,687	482,962	496,938	500,480	512,928
Core deposits*	510,103	530,053	547,706	557,813	565,497

Selected Ratios

Net interest margin(YTD)	2.29%	2.32%	2.41%	2.55%	2.56%
Annualized return on average assets	0.63%	0.71%	0.82%	1.00%	0.97%
Annualized return on average equity	6.78%	7.63%	8.94%	10.45%	9.82%

Capital Ratios

Common equity tier I capital ratio	19.76%	19.30%	19.83%	19.79%	20.77%
Tier 1 capital ratio	19.76%	19.30%	19.83%	19.79%	20.77%
Total risk-based capital ratio	20.87%	20.45%	20.99%	21.04%	22.03%
Leverage ratio	11.05%	10.83%	11.11%	11.02%	10.74%

Asset Quality Ratios

Non-performing assets	$2,659	$2,562	$2,808	$2,654	$2,678
Allowance for credit losses - loans	6,094	6,278	6,288	7,279	7,743
Allowance for credit losses to total loans	1.09%	1.14%	1.16%	1.37%	1.51%
Allowance for credit losses to non-performing loans	244.81%	245.04%	223.91%	274.33%	293.22%

Per Share Data

Earnings per share	$0.56	$0.71	$0.93	$1.25	$1.21
Dividend declared per share	0.43	0.43	0.42	0.42	0.42
Book value	42.50	43.44	44.52	41.34	39.88
Common stock price:
Bid	$34.59	$37.57	$40.05	$45.00	$45.50
Ask	35.00	43.00	42.50	51.00	49.50
Weighted average common shares	2,080,109	2,079,649	2,079,135	2,078,705	2,078,204

* Core deposits are defined as total deposits less time deposits